Exhibit 10.5

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is dated as of [•] (this “Agreement”) and is between Agendia N.V., a Dutch public limited company (naamloze vennootschap) registered in the Dutch trade register under number 34185452 (the “Company”), and [•] (“Indemnitee”).

Background

The Company believes that in order to attract and retain highly competent persons to serve as directors or in other capacities, including as officers, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Company.

The Company desires and has requested Indemnitee to serve, or to continue to serve, as a director or officer of the Company and, in order to induce Indemnitee to serve, or to continue to serve, as a director or officer of the Company, the Company is willing to grant Indemnitee the indemnification provided for herein. Indemnitee is willing to so serve, or to continue to serve, on the basis that such indemnification be provided.

The parties by this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses (as described under Section 5(b)).

In consideration of Indemnitee’s service to the Company and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Indemnification.

(a) Each person who is a member of the board of directors of the Company (the “Board”) who was or is in his capacity as member of the Board a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative or any action, suit or proceeding in order to obtain information (other than an action, suit or proceeding instituted by or on behalf of the Company) (hereinafter a “Proceeding”), shall be indemnified against any and all liabilities, including all expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and other financial losses, actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding if he acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

The termination of any action, suit or proceeding by a judgment, order, settlement, conviction, or the failure to put up a defense or its equivalent, shall not, in and of itself, create a presumption that the Indemnitee did not act in good faith and not in a manner which he reasonably could believe to be in or not opposed to the best interests of the Company.

(b) No indemnification pursuant to Section 1(a) above shall be made to any Indemnitee in respect of any claim, issue or matter:

(i) as to which such person shall have been adjudged in a final and non-appealable judgment by a Dutch judge (a “final judgment”) to be liable for gross negligence (bewuste roekeloosheid) or willful misconduct (opzet) in the performance of his duty to the Company, unless and only to the extent that the judge before whom such action or proceeding was brought or any other Dutch judge having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to compensation which the judge before whom such action or proceeding was brought or such judge having appropriate jurisdiction shall deem proper; or

(ii) insofar costs and losses have been insured under any insurance and the insurance company has reimbursed to him the costs and losses.

(c) The right to indemnification conferred in Section 1(a) shall include, to the fullest extent authorized by applicable law, the right to be paid by the Company the expenses incurred in defending any such Proceeding prior to a court order and/or preparation of a settlement in accordance with Section 2 (hereinafter a “payment of expenses”). The rights to indemnification and to the payment of expenses conferred in Section 1(a) and 1(c) shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

(d) An Indemnitee is obliged to inform the Company as soon as practically possible about any claim, issue or matter or any circumstance that could lead to a claim, issue or matter in respect of which indemnification may be sought.

(e) Any sums paid or payable by any Indemnitee in accordance with this Section 1, will be reimbursed to such Indemnitee or paid directly by the Company promptly following notice to the Company.

(f) The Company may maintain insurance in accordance with Section 4, at its expense, to protect itself and any director, officer, employee or agent of the Company and/or legal entity or company with which the Company is affiliated in a group as referred to in article 2:24b of the Dutch Civil Code (hereinafter “Group Company”) against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under any applicable law.

(g) If this Section 1 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, to the fullest extent permitted by any applicable portion of this Section 1 that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 2. Advancement of Expenses. To the fullest extent permitted by applicable law, but subject to the terms of this Agreement and following notice pursuant to Section 3(a) below, expenses (including attorneys’ fees, costs and expenses) incurred by Indemnitee in appearing at, participating in or defending, or otherwise arising out of or related to, any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding or in connection with any Proceeding brought to establish or enforce a right to indemnification or advancement of expenses pursuant to Section 3 (an “advancement of expenses”), within 20 days after receipt by the Company of a statement or statements from Indemnitee requesting such advancement of expenses from time to time. Indemnitee hereby undertakes to repay any amounts so advanced (without interest) to the extent that it is ultimately determined by a final judgment that such Indemnitee is not entitled to be indemnified or entitled to advancement of expenses under this Agreement. No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement. This Section 2 shall be subject to Section 3(b).

Section 3. Procedure for Indemnification; Notification and Defense of Claim.

(a) Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if any indemnification, advancement or other claim in respect thereof is to be sought from or made against the Company hereunder, notify the Company in writing of the commencement thereof. The failure to promptly notify the Company of the commencement of any Proceeding, or of Indemnitee’s request for indemnification, advancement or other claims shall not relieve the Company from any liability that it may have to Indemnitee hereunder and shall not constitute a waiver or release by Indemnitee of any rights hereunder or otherwise, except to the extent the Company is actually and materially prejudiced in its defense of such Proceeding as a result of such failure. To submit a request for indemnification under Section 1, Indemnitee shall submit to the Company a written request therefor; provided that any request for such indemnification may not be made until after a final judgment of such Proceeding. Any notice by Indemnitee under this Section 3 should include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to enable the Company to determine whether and to what extent Indemnitee is entitled to indemnification.

(b) With respect to any Proceeding of which the Company is so notified as provided in this Agreement, the Company shall, subject to the last two sentences of this Section 3(b), be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any subsequently incurred fees of separate counsel engaged by Indemnitee with respect to the same Proceeding unless the employment of separate counsel by Indemnitee has been previously authorized in writing by the Company, which authorization will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, if Indemnitee, based on the advice of his or her counsel, shall have reasonably concluded (with written notice being given to the Company setting forth the basis for such conclusion) that, in the conduct of any such defense, there is an actual or potential conflict of interest or position (other than such potential conflicts that are objectively immaterial or remote) between the Company and Indemnitee with respect to a significant issue, then the Company will not be entitled, without the written consent of Indemnitee, to assume such defense. In addition, the Company will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(c) The determination whether to grant Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Company’s receipt of a request for indemnification in accordance with Section 3(a). If the determination of whether to grant Indemnitee’s indemnification request shall not have been made within such 30-day period, the requisite determination of entitlement to indemnification shall nonetheless, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) an intentional misstatement by Indemnitee of a material fact, or an intentional omission of a material fact necessary to make Indemnitee’s statement not misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under the laws of the Netherlands; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation or information relating thereto.

(d) In the event that (i) the Company determines in accordance with this Section 3 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within 30 days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such 30-day period (as it may be extended), (iv) advancement of expenses is not timely made in accordance with Section 2 or (v) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses, as applicable. Indemnitee’s expenses (including attorneys’ fees, costs and expenses) incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Company to the fullest extent permitted by the laws of the Netherlands.

(e) Indemnitee shall, to the fullest extent permitted by law, be presumed to be entitled to indemnification and advancement of expenses under this Agreement upon submission of a request therefor in accordance with Section 2 or Section 3, as the case may be. The Company shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of expenses unless, to the fullest permitted by law, the Company overcomes such presumption by clear and convincing evidence. For purposes of this Agreement, to the fullest extent permitted by the laws of the Netherlands, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers, employees or committees of the Board, or on the advice of legal counsel or other advisors (including financial advisors and accountants) for the Company or on information or records given in reports made to the Company by an independent certified public accountant or by an appraiser or other expert or advisor selected by the Company, and the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder.

Section 4. Insurance and Subrogation.

(a) The Company hereby covenants and agrees that, so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee is or was or has agreed to serve as a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, the Company, subject to Section 4(b), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers, as more fully described below.

(b) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that: (i) such insurance is not reasonably available; (ii) the premium costs for such insurance are disproportionate to the amount of coverage provided; (iii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit; (iv) the Company is to be acquired and a tail policy of reasonable terms and duration is purchased for pre-closing acts or omissions by Indemnitee; or (v) the Company is to be acquired and D&O Insurance, with substantially the same terms and conditions as the D&O Insurance in place prior to such acquisition, will be maintained by the acquirer that covers pre-closing acts and omissions by Indemnitee.

(c) In all policies of D&O Insurance, Indemnitee shall qualify as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured (i) of the Company’s independent directors (as defined by the insurer) if Indemnitee is such an independent director; (ii) of the Company’s non-independent directors if Indemnitee is not an independent director; or (iii) of the Company’s officers if Indemnitee is an officer of the Company. If the Company has D&O Insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of a Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(d) In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy or any other indemnity agreement covering Indemnitee. Indemnitee shall execute all papers required and take all reasonable action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy.

The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

Section 5. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a) The term “by reason of the fact that Indemnitee is or was or has agreed to serve as a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

(b) The term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees, costs and expenses and related disbursements, appeal bonds, other out-of-pocket costs, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Company or any third party), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder.

(c) The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

Section 6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of all losses suffered by, or incurred by or on behalf of, Indemnitee in connection with any Proceeding, including any appeals, in an amount that is just and equitable in the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s); provided that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 1(b).

Section 7. Form and Delivery of Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt, or (d) sent by email or facsimile transmission, with receipt of oral confirmation that such transmission has been received. Notice to the Company shall be directed to Agendia N.V., Board of Directors, email: [•] and [•]. Notice to Indemnitee shall be directed to [•], email: [•].

Section 8. Non-exclusivity. The provisions for indemnification to or the advancement of expenses and costs to Indemnitee under this Agreement shall not limit or restrict in any way the power of the Company to indemnify or advance expenses to Indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses may be entitled under any law, the Articles, the Board Rules, other agreements or arrangements, vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s capacity as an officer, director, employee or agent of the Company and as to action in any other capacity. Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

Section 9. No Construction as Employment Agreement. Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director or officer of the Company or in the employ of the Company or any other entity. For the avoidance of doubt, the indemnification and advancement of expenses provided under this Agreement shall continue as to Indemnitee even though he or she may have ceased to be a director, officer, employee or agent of the Company.

Section 10. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide, in each instance, indemnification and advancement of expenses to Indemnitee to the fullest extent permitted by the laws of the Netherlands, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the laws of the Netherlands permitted the Company to provide prior to such amendment). Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

Section 11. Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 12. Modification and Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. For the avoidance of doubt, (a) this Agreement may not be modified or terminated by the Company without Indemnitee’s prior written consent; (b) no amendment, alteration or interpretation of the Articles, the Board Rules or any other agreement or arrangement shall limit or otherwise adversely affect the rights provided to Indemnitee under this Agreement and (c) a right to indemnification or to advancement of expenses arising under a provision of the Articles, the Board Rules or this Agreement shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought.

Section 13. Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 14. Governing Law and Jurisdiction. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by the laws of the Netherlands (excluding Dutch private international law and international treaties, in particular the Vienna Convention on the International Sale of Goods dated 11 April 1980).

Without prejudice to the right of each party to seek injunctive relief with the relevant Dutch courts (kort geding), all disputes arising in connection with this Agreement, or any agreements resulting therefrom, will be settled in accordance with the arbitration rules of the Netherlands Arbitration Institute (Nederlands Arbitrage Instituut) (NAI) (the “Rules”), unless the relevant agreement provides otherwise, and:

(a) the arbitral tribunal will be composed of three arbitrators appointed in accordance with the Rules;

(b) the place of arbitration will be Amsterdam, the Netherlands;

(c) the language of the proceedings will be English;

(d) the arbitrators will decide according to the rules of law (regelen des rechts);

(e) the International Bar Association (IBA) Rules on the Taking of Evidence in International Commercial Arbitration shall be applicable;

(f) the arbitral award will be final and binding;

(g) each party shall give notice to the administrator of the NAI within one calendar month following receipt of the arbitral award that the Parties object to the publication in order to procure that the arbitral award will not be published;

(h) the proceedings will not be consolidated with other arbitral proceedings under section 1046 of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering) or section 39 of the Rules.

Section 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 16. Headings and Section References. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section references are to this Agreement unless otherwise specified.

[Signature Page Follows]

This Indemnification Agreement has been duly executed and delivered to be effective as of the date first written above.

AGENDIA N.V.

By:
Name: [•]
Title: [•]

INDEMNITEE:

Name: [•]

[Signature Page to Indemnification Agreement]